NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

FINANCIAL INSTITUTIONS, INC. POSTS 88% INCREASE IN FIRST HALF EARNINGS

WARSAW, N.Y., July 26, 2010 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the second quarter ended June 30, 2010. Net income for the Company was $5.2 million or $0.39 per diluted share for the second quarter of 2010, compared with $2.6 million or $0.16 per diluted share for the second quarter of 2009. For the first six months of 2010 net income was $10.5 million or $0.80 per diluted share, compared with $5.6 million or $0.35 per diluted share for the same period last year.

Key points for the second quarter of 2010 were as follows:

•	Net interest income increased $2.0 million or 12% compared to the second quarter of 2009

•	A $1.6 million reduction in noninterest expense, 10% less than the same quarter last year

•	Total loans were up $23.4 million over first quarter 2010

•	Non-performing loans increased $4.7 million over first quarter 2010, but our ratio of non-performing loans to total loans of 0.88% remained significantly better than our peers.

•	Net loan charge-offs were $866 thousand or an annualized 0.27% of average loans for the second quarter

•	Allowance for loan losses increased to 1.69% of loans with $2.1 million provision for loan losses, exceeding net charge-offs by $1.2 million

•	Capital remains well above regulatory minimums

“The strong second quarter earnings reflect our ongoing efforts to unlock our full potential. We have sustained the positive earnings momentum of the previous two quarters. We continue to execute on our plan and our performance is indicative of the strength of our franchise and results-focused culture. Our disciplined approach to meeting the financial needs of the communities we serve, through one of the most challenging periods in recent banking history, has rewarded us during the first half of 2010 with solid balance sheet growth, considerable decreases in noninterest expense and net charge-offs, and of course, the resulting 88% increase in earnings compared to the first half of 2009,” said Peter G. Humphrey, President and Chief Executive Officer. “Our communities and shareholders will continue to benefit from our strong capital, liquidity and asset quality.”

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2010 was $19.7 million, an increase of $424 thousand or 2% compared with the first quarter of 2010 and up $2.0 million or 12% over the second quarter of 2009. The increase in net interest income from the first quarter of 2010 was primarily due to an increase in average interest-earning assets. The increase from the second quarter of 2009 was primarily due to decreased rates paid on deposits and growth in loans and leases.

Net interest margin for the second quarter of 2010 was 4.09%, compared with 4.12% in the first quarter of 2010 and 4.01% in the second quarter of 2009. The decrease in net interest margin from the first quarter of 2010 was largely related to changes in earning asset mix. The increase in net interest margin from the second quarter of 2009 was primarily due to a lower cost of deposits.

Noninterest Income

Noninterest income was $5.0 million for the second quarter of 2010, up $883 thousand or 22% from the first quarter of 2010 and up $451 thousand or 10% from the second quarter of 2009. Adjusted for securities transactions, noninterest income was $4.9 million for the second quarter of 2010, up $300 thousand or 7% from the first quarter of 2010 and down $192 thousand or 4% from the second quarter of 2009.

Service charges on deposit accounts totaled $2.5 million in each of the 2010 and 2009 second quarters, compared with $2.2 million in the first quarter of 2010.

ATM and debit card income was up $120 thousand or 13% from the first quarter of 2010 and up $146 thousand or 16% from the second quarter of 2009. The increases from both periods were primarily the result of an increase in the number of cardholders and an increase in customer transactions.

Broker-dealer fees and commissions were $359 thousand for the second quarter of 2010, up $125 thousand or 53% from the second quarter of 2009. Broker-dealer fees and commissions fluctuate mainly due to sales volume, which is up significantly in 2010 compared to the prior year.

Loan servicing income was down $140 thousand or 50% from the first quarter of 2010 and down $330 thousand or 70% from the second quarter of 2009. Loan servicing income declined in each of the periods, partly resulting from a decrease in the sold and serviced residential real estate portfolio, coupled with an increase in valuation write-downs on capitalized mortgage servicing assets.

During the second quarter of 2010 the Company recognized net gains from the sale of investment securities of $63 thousand. There were no other-than-temporary impairment (“OTTI”) charges on investment securities during the second quarter of 2010. The Company recognized net gains from the sale of investment securities totaling $6 thousand during the first quarter of 2010 and $1.2 million during the second quarter of 2009. Other-than-temporary impairment charges included in noninterest income amounted to $526 thousand in the first quarter of 2010 and $1.7 million in the second quarter of 2009.

Noninterest Expense

Noninterest expense was $14.9 million for the second quarter of 2010, up $132 thousand or 1% from the first quarter of 2010 and down $1.6 million or 10% from the second quarter of 2009.

Salaries and employee benefits were $8.0 million for the second quarter of 2010, down $203 thousand or 2% from the first quarter of 2010 and down $393 thousand or 5% from the second quarter of 2009. The most significant cause for the decrease in salaries and employee benefits expense from the second quarter of 2009 was lower incentive compensation and pension benefit costs.

FDIC assessments were $634 thousand for the second quarter of 2010, up $32 thousand or 5% from the first quarter of 2010 and down $959 thousand or 60% from the second quarter of 2009. The decrease from the second quarter of 2009 was primarily due to a one-time special assessment of $923 thousand incurred during the second quarter of 2009, a result of changes in FDIC deposit insurance coverage and changes in premiums mandated by the FDIC to replenish deposit insurance reserves.

Balance Sheet

Total loans were $1.292 billion at June 30, 2010, up $23.4 million or 2% from March 31, 2010 and up $27.2 million or 2% from December 31, 2009. Total investment securities were $678.9 million at June 30, 2010, down $4.3 million from March 31, 2010 and up $58.9 million from December 31, 2009.

Deposits were $1.822 billion at June 30, 2010, which was $27.9 million less than the end of the first quarter, but were up $79.0 million compared with the end of 2009. Public deposit balances decreased $79.5 million during the last quarter due largely to the seasonality of municipal cash flows. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 60.3% of total deposits at the end of the second quarter.

Shareholders’ equity was $211.7 million at June 30, 2010, compared with $203.6 million at the end of the first quarter. Net income for the quarter increased shareholders’ equity by $5.2 million and was partially offset by common and preferred stock dividends declared of $1.9 million. Accumulated other comprehensive income included in shareholders’ equity increased $4.3 million during the second quarter due primarily to higher net unrealized gains on securities available-for-sale.

The Company’s leverage ratio improved to 8.45% and its total risk-based capital ratio improved to 13.99% at the end of the second quarter, compared to 7.96% and 13.21% at year-end, all of which comfortably exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators.

Asset Quality and Provision for Loan Losses

The Company’s loan portfolio continues to benefit from responsible underwriting and lending practices. Non-performing assets were $12.5 million or 0.58% of total assets at June 30, 2010, up from $8.1 million at March 31, 2010, but down from $13.7 million at this time last year. The ratio of non-performing loans to total loans was 0.88% at June 30, 2010 versus 0.53% at March 31, 2010, and 0.78% at June 30, 2009. This continues to compare favorably to the average of our peer group which was 3.67% of total loans at March 31, 2010, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of March 31, 2010 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion). The increase in non-performing loans at June 30, 2010 compared with the last quarter was largely attributable to the addition of a $5.0 million participation interest in one commercial loan. Despite being current with respect to principal and interest at June 30, 2010, the creditor is experiencing significant financial difficulty and may not be able to repay its outstanding debt. A $2.5 million specific reserve has been allocated to this credit in the second quarter of 2010.

The provision for loan losses was $2.1 million for the second quarter, compared to $418 thousand for the first quarter of 2010 and $2.1 million in the second quarter of 2009. The increase from the first quarter of 2010 is primarily due to an increase in non-performing loans, as mentioned above. Net charge-offs were $866 thousand, or 0.27% annualized, of average loans, up from $573 thousand, or 0.18% annualized, of average loans in the first quarter of 2010 and down from $1.1 million, or 0.38% annualized, of average loans in the second quarter of 2009.

The allowance for loan losses was $21.8 million at June 30, 2010, compared with $20.6 million at March 31, 2010 and $20.6 million at June 30, 2009. The ratio of the allowance for loan losses to total loans was 1.69% at June 30, 2010, compared with 1.62% at March 31, 2010 and 1.69% at June 30, 2009. The ratio of allowance for loan losses to non-performing loans was 192% at June 30, 2010, compared with 308% at March 31, 2010 and 217% at June 30, 2009.

Mr. Humphrey added, “The increase in non-performing loans was driven by one larger commercial credit that was placed on nonaccrual during the quarter, while our loan portfolio as a whole continued to perform extremely well. While we recognize that, the longer this period of economic weakness persists, troubled borrowers could find it increasingly difficult to comply with repayment terms, we are confident that our process to identify credit problems early will enable us to keep those problems manageable. All of our loans were originated within our markets and our conservative lending and credit policies are designed to minimize the risk of loss.”

About Financial Institutions, Inc.

With over $2.1 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally. For more information about these factors please see the Company’s Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.

*****FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2010		2009
	June 30,	March 31,	December 31,	September 30,	June 30,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$43,326	38,081	42,874	48,721	41,405
Federal funds sold and interest-earning deposits	93	33,793	85	11,385	39,910

Total cash and cash equivalents	43,419	71,874	42,959	60,106	81,315
Investment securities:
Available for sale	651,533	648,667	580,501	625,744	498,561
Held-to-maturity	27,404	34,556	39,573	45,056	47,465

Total investment securities	678,937	683,223	620,074	670,800	546,026
Loans:
Commercial	208,618	208,976	206,383	218,793	219,145
Commercial mortgage	334,043	331,870	330,748	317,804	304,508
Residential mortgage	139,112	142,406	144,636	148,479	152,931
Home equity	200,929	200,287	200,684	198,538	194,007
Consumer indirect	381,464	356,873	352,611	345,448	319,735
Other consumer	27,417	27,769	29,365	31,332	31,251

Total loans	1,291,583	1,268,181	1,264,427	1,260,394	1,221,577
Allowance for loan losses	21,825	20,586	20,741	20,782	20,614

Total loans, net	1,269,758	1,247,595	1,243,686	1,239,612	1,200,693
Total interest-earning assets (1) (2)	1,958,411	1,979,875	1,881,887	1,934,786	1,802,489
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,142,931	2,156,055	2,062,389	2,138,205	1,996,724
Deposits:
Noninterest-bearing demand	328,937	308,822	324,303	298,972	292,825
Interest-bearing demand	370,584	409,094	363,698	383,982	357,443
Savings and money market	399,972	426,330	368,603	402,042	366,373
Certificates of deposit	722,452	705,628	686,351	712,182	683,619

Total deposits	1,821,945	1,849,874	1,742,955	1,797,178	1,700,260
Borrowings	93,654	83,454	106,390	120,113	79,977
Total interest-bearing liabilities	1,586,662	1,624,506	1,525,042	1,618,319	1,487,412
Shareholders’ equity	211,699	203,603	198,294	195,935	192,455
Common shareholders’ equity (3)	158,100	150,095	144,876	142,605	139,213
Tangible common shareholders’ equity (4)	120,731	112,726	107,507	105,176	101,712
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$7,481	3,263	1,655	4,778	3,081
Common shares outstanding	10,942	10,920	10,820	10,818	10,821
Treasury shares	406	428	528	530	527
CAPITAL RATIOS
Leverage ratio	8.45%	8.32	7.96	7.89	7.84
Tier 1 risk-based capital	12.73%	12.37	11.95	10.73	10.69
Total risk based capital	13.99%	13.63	13.21	11.98	11.94
Common equity to assets	7.38%	6.96	7.02	6.67	6.97
Tangible common equity to tangible assets (4)	5.73%	5.32	5.31	5.01	5.19
Common book value per share	$14.45	13.74	13.39	13.18	12.86
Tangible common book value per share (4)	$11.03	10.32	9.94	9.72	9.40

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2010			2009
	June 30,		Second	First	Fourth	Third	Second
	2010	2009	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$48,026	46,395	24,202	23,824	24,390	23,697	23,302
Interest expense	9,098	11,423	4,526	4,572	5,175	5,619	5,657

Net interest income	38,928	34,972	19,676	19,252	19,215	18,078	17,645
Provision for loan losses	2,523	3,994	2,105	418	1,088	2,620	2,088

Net interest income after provision
for loan losses	36,405	30,978	17,571	18,834	18,127	15,458	15,557

Noninterest income:
Service charges on deposits	4,732	4,837	2,502	2,230	2,585	2,643	2,517
ATM and debit card	1,988	1,719	1,054	934	971	920	908
Broker-dealer fees and commissions	739	503	359	380	281	238	234
Company owned life insurance	551	535	282	269	290	271	275
Loan servicing	420	727	140	280	277	304	470
Net gain on sale of loans held for sale	177	416	115	62	154	129	246
Net gain on investment securities	69	1,207	63	6	501	1,721	1,153
Impairment charge on investment securities	(526)	(1,783)	—	(526)	(565)	(2,318)	(1,733)
Net gain on sale of other assets	2	158	—	2	3	19	—
Other	897	887	451	446	686	479	445

Total noninterest income	9,049	9,206	4,966	4,083	5,183	4,406	4,515

Noninterest expense:
Salaries and employee benefits	16,291	17,168	8,044	8,247	8,213	8,253	8,437
Occupancy and equipment	5,441	5,559	2,670	2,771	2,773	2,730	2,683
FDIC assessments	1,236	2,273	634	602	625	753	1,593
Computer and data processing	1,186	1,179	615	571	583	578	562
Professional services	1,084	1,440	478	606	552	532	591
Supplies and postage	876	941	431	445	432	473	476
Advertising and promotions	539	423	352	187	299	227	249
Other	2,955	3,535	1,646	1,309	1,640	1,596	1,849

Total noninterest expense	29,608	32,518	14,870	14,738	15,117	15,142	16,440

Income before income taxes	15,846	7,666	7,667	8,179	8,193	4,722	3,632
Income tax expense	5,320	2,071	2,469	2,851	2,756	1,313	1,004

Net income	$10,526	5,595	5,198	5,328	5,437	3,409	2,628

Preferred stock dividends	1,860	1,843	931	929	927	927	925
Net income applicable to
common shareholders	$8,666	3,752	4,267	4,399	4,510	2,482	1,703

STOCK AND RELATED PER SHARE DATA
Net income per share – basic	$0.80	0.35	0.39	0.41	0.42	0.23	0.16
Net income per share – diluted	$0.80	0.35	0.39	0.40	0.42	0.23	0.16
Cash dividends declared on common stock	$0.20	0.20	0.10	0.10	0.10	0.10	0.10
Common dividend payout ratio (5)	25.00%	57.14	25.64	24.39	23.81	43.48	62.50
Dividend yield (annualized)	2.27%	2.95	2.26	2.77	3.37	3.98	2.94
Stock price (Nasdaq: FISI):
High	$19.48	15.99	19.48	15.40	12.25	15.00	15.99
Low	$10.91	3.27	14.07	10.91	9.71	9.90	6.98
Close	$17.76	13.66	17.76	14.62	11.78	9.97	13.66

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2010		2009
	June 30,		Second	First	Fourth	Third	Second
	2010	2009	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-earning deposits	$9,395	46,376	4,479	14,366	16,457	39,945	49,105
Investment securities (1)	675,265	597,449	692,162	658,181	657,299	585,830	593,740
Loans (2):
Commercial	206,626	194,379	208,327	204,905	211,626	216,235	203,286
Commercial mortgage	333,918	294,940	334,253	333,579	326,313	310,476	298,090
Residential mortgage	142,355	173,986	140,946	143,780	146,853	149,815	170,865
Home equity	199,884	190,315	199,865	199,903	199,367	195,601	191,291
Consumer indirect	358,823	284,329	364,801	352,778	349,231	334,123	301,112
Other consumer	27,599	31,261	27,060	28,145	29,903	30,754	30,831

Total loans	1,269,205	1,169,210	1,275,252	1,263,090	1,263,293	1,237,004	1,195,475
Total interest-earning assets	1,953,865	1,813,035	1,971,893	1,935,637	1,937,049	1,862,779	1,838,320
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,135,681	1,988,185	2,158,912	2,112,192	2,117,775	2,040,030	2,012,337
Interest-bearing liabilities:
Interest-bearing demand	389,783	363,745	386,703	392,896	374,787	361,147	366,985
Savings and money market	411,088	382,104	420,774	401,294	400,966	369,562	392,355
Certificates of deposit	702,297	672,153	715,168	689,284	697,292	699,011	676,221
Borrowings	92,268	75,084	89,753	94,811	114,721	94,642	78,763

Total interest-bearing liabilities	1,595,436	1,493,086	1,612,398	1,578,285	1,587,766	1,524,362	1,514,324
Noninterest-bearing demand deposits	319,040	283,935	324,790	313,227	308,491	298,723	286,155
Total deposits	1,822,208	1,701,937	1,847,435	1,796,701	1,781,536	1,728,443	1,721,716
Total liabilities	1,930,566	1,796,266	1,951,241	1,909,662	1,919,352	1,845,010	1,819,891
Shareholders’ equity	205,115	191,919	207,671	202,530	198,423	195,020	192,446
Common equity (3)	151,609	138,769	154,122	149,066	145,055	141,741	139,253
Tangible common equity (4)	$114,240	101,187	116,753	111,697	107,654	104,269	101,709
Common shares outstanding:
Basic	10,754	10,720	10,761	10,746	10,742	10,738	10,723
Diluted	10,800	10,756	10,846	10,801	10,785	10,779	10,765
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.20%	0.23	0.20	0.21	0.22	0.20	0.21
Investment securities	3.45%	4.35	3.44	3.47	3.55	3.79	4.16
Loans	5.93%	6.02	5.88	5.97	6.00	6.01	5.99
Total interest-earning assets	5.04%	5.32	5.01	5.08	5.12	5.19	5.24
Interest-bearing demand	0.19%	0.23	0.19	0.20	0.20	0.19	0.20
Savings and money market	0.28%	0.27	0.28	0.28	0.30	0.29	0.27
Certificates of deposit	1.89%	2.69	1.83	1.95	2.20	2.49	2.63
Borrowings	3.45%	4.05	3.55	3.34	2.84	3.35	3.91
Total interest-bearing liabilities	1.15%	1.54	1.13	1.17	1.29	1.46	1.50
Net interest rate spread	3.89%	3.78	3.88	3.91	3.83	3.73	3.74
Net interest rate margin	4.11%	4.05	4.09	4.12	4.06	3.99	4.01
Net income (annualized returns on):
Average assets	0.99%	0.57	0.97	1.02	1.02	0.66	0.52
Average equity	10.35%	5.88	10.04	10.67	10.87	6.93	5.48
Average common equity (6)	11.53%	5.45	11.11	11.97	12.33	6.95	4.91
Average tangible common equity (7)	15.30%	7.48	14.66	15.97	16.62	9.45	6.72
Efficiency ratio (8)	59.73%	69.60	59.16	60.31	59.93	63.43	69.49

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2010			2009
	June 30,		Second	First	Fourth	Third	Second
	2010	2009	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$11,304	9,496	11,304	6,685	6,822	5,816	9,496
Accruing loans past due 90 days or more	61	2	61	2	1,859	1	2

Total non-performing loans	11,365	9,498	11,365	6,687	8,681	5,817	9,498
Foreclosed assets	500	1,046	500	771	746	696	1,046
Non-performing investment securities	646	3,175	646	661	1,015	1,431	3,175

Total non-performing assets	$12,511	13,719	12,511	8,119	10,442	7,944	13,719

Net loan charge-offs	$1,439	2,129	866	573	1,129	2,452	1,131
Net charge-offs to average loans (annualized)	0.23%	0.37	0.27	0.18	0.35	0.79	0.38
Total non-performing loans to total loans	0.88%	0.78	0.88	0.53	0.69	0.46	0.78
Total non-performing assets to total assets	0.58%	0.69	0.58	0.38	0.51	0.37	0.69
Allowance for loan losses to total loans	1.69%	1.69	1.69	1.62	1.64	1.65	1.69
Allowance for loan losses to
non-performing loans	192%	217	192	308	239	357	217

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.